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                                                                Exhibit (23)(ii)

                        Consent of Independent Auditors


We consent to incorporation by reference in the Registration Statement on Form S-8 of Stone Street Bancorp, Inc. (the "Company") of our report dated January 31, 1997 relating to the consolidated statements of financial condition of Stone Street Bancorp, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report was incorporated by reference in the December 31, 1996 Form 10-K of Stone Street Bancorp, Inc. Our report dated January 31, 1997, refers to the fact on July 1, 1993, the Company changed its method of accounting for investments in debt and equity securities to adopt the provisions of the Financing Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and the provisions of the Financing Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".



Weir Smith Jones Miller & Elliott
Certified Public Accountants, P.A.

May 7, 1997